UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2022

ZURN WATER SOLUTIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35475	20-5197013
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

511 W. Freshwater Way Milwaukee, Wisconsin	53204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 480-5050

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.01 par value	ZWS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry Into A Material Definitive Agreement.

Agreement and Plan of Merger

On February 12, 2022, Zurn Water Solutions Corporation (“Zurn” or the “Company”) entered into a definitive agreement to combine with Elkay Manufacturing Company (“Elkay”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among Zurn, Elkay, Zebra Merger Sub, Inc., a wholly-owned subsidiary of Zurn (“Merger Sub”), and Elkay Interior Systems International, Inc., as representative of the stockholders of Elkay. The Merger Agreement provides that among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Elkay would merge with Merger Sub, with Elkay surviving as a wholly-owned subsidiary of Zurn (the “Merger”). Capitalized terms used but not defined herein are as defined in the Merger Agreement.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), Zurn will exchange up to 52.5 million newly issued shares of Zurn common stock (the “Merger Consideration”) for 100% of the outstanding equity of Elkay. Upon completion of the Merger, the former Elkay stockholders are expected to own approximately 29% of Zurn common stock on a fully diluted basis.

Zurn and Elkay agreed to customary representations, warranties and covenants in the Merger Agreement, including covenants relating to obtaining the requisite approvals of the respective stockholders of Zurn and Elkay. The Merger Agreement also contains customary indemnification obligations for certain matters, which in the case of indemnification of Zurn are the subject of customary escrow arrangements with respect to shares otherwise issuable by Zurn to the Elkay stockholders at the Effective Time.

The closing of the Merger is subject to customary conditions, including, among others, the absence of Laws or Orders by a Governmental Authority of competent jurisdiction enjoining or prohibiting the consummation of the transactions contemplated by the Merger Agreement; the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”); the required approvals by the respective stockholders of Zurn and Elkay; the Registration Statement (as defined below) having become effective in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and not being subject to any stop order suspending the Registration Statement; the shares of Zurn common stock to be issued in the Merger being approved for listing on the New York Stock Exchange as of the closing; the accuracy of the parties’ representations and warranties contained in the Merger Agreement (subject to certain materiality qualifications); the parties’ compliance with the covenants and agreements in the Merger Agreement in all material respects; and the absence of any material adverse effect on Zurn or Elkay. The Merger is expected to close in the third quarter of 2022.

Pursuant to the Merger Agreement, Elkay may not solicit or engage in negotiations with respect to alternative transaction proposals. Additionally, Zurn’s board may not change its recommendation to Zurn’s stockholders to approve the issuance of the Merger Consideration unless, prior to obtaining Zurn’s required stockholder approval, Zurn’s board of directors determines in good faith (after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation) that the failure to do so would be inconsistent with its fiduciary duties under applicable law, subject to the terms and conditions of the Merger Agreement.

The Merger Agreement contains certain customary termination rights, including, among others: the right of either party to terminate the Merger Agreement with mutual written consent; the right of either party to terminate the Merger Agreement if Zurn’s stockholders fail to approve the issuance of Zurn common stock in the Merger; the right of Zurn to terminate the Merger Agreement if Elkay does not deliver its required stockholder vote by 8:00 p.m. central time on the second business day after the date the Registration Statement is declared effective; the right of either party to terminate the Merger Agreement due to a material breach by the other party of any of its representations, warranties or covenants (which, if capable of being cured, is not cured within 30 days after written notice of such breach) which would result in the closing conditions not being satisfied; the right of either party to terminate the Merger Agreement if the Merger has not occurred by November 14, 2022, with an extension of three months if the parties are awaiting approval under HSR; and the right of either party to terminate the Merger Agreement if the Merger or any of the other transactions contemplated by the Merger Agreement is permanently enjoined or prohibited by the terms of a final, non-appealable governmental order. The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances relating to a change in the recommendation of Zurn’s board of directors (the “Board”), Zurn may be required to pay Elkay a termination fee of $50.0 million.

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The Merger Agreement provides for Zurn to call a meeting of stockholders to vote on the issuance of shares of Zurn common stock pursuant to the Merger. In connection with the Merger, Zurn will prepare and file a registration statement on Form S-4 (the “Registration Statement”), in which a proxy statement will be included as a proxy statement/prospectus (the “Proxy Statement”), to register the Zurn common stock to be issued to Elkay stockholders in connection with the Merger and solicit the approval of Zurn’s stockholders of the issuance of Zurn common stock in connection with the Merger, pursuant to the rules and regulations of the New York Stock Exchange. Elkay will also solicit written consents from its stockholders to adopt the Merger Agreement and approve the transactions contemplated thereby.

Concurrently with the closing of the Merger, Zurn will appoint two Elkay representatives to the Board. The name of the combined company will be Zurn Elkay Water Solutions Corporation. Todd Adams will continue to be Chair of the Board and Chief Executive Officer of Zurn, Craig Wehr will continue to lead the Zurn business and Ted Hamilton will continue to lead the Elkay business. Zurn has also committed, subject to fiduciary duties, to increase its dividend for one year following the closing of the Merger.

Concurrently with the closing of the Merger, Zurn and certain stockholders of Elkay will enter into a Registration Rights Agreement, substantially in the form attached to the Merger Agreement (the “Registration Rights Agreement”), pursuant to which Zurn will grant such stockholders a right to demand registration of one public offering within the first three years of closing, subject to certain minimum and maximum thresholds and other customary conditions. Zurn will pay certain expenses of the parties incurred in connection with the exercise of their rights under the Registration Rights Agreement, and indemnify them for certain securities law matters in connection with any registration statement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement has been attached to this Current Report on Form 8-K to provide investors with information regarding its terms. The Merger Agreement is not intended to provide any other factual information about Zurn, Elkay or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates set forth therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to important qualifications and limitations agreed upon by the parties for the purposes of allocating contractual risk among such parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to such contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Zurn’s public disclosures.

Board Observer Agreement

Concurrently with the execution and delivery of the Merger Agreement, Zurn entered into a Board Observer Agreement (the “Board Observer Agreement”) with Ronald Katz. The Board Observer Agreement provides that Mr. Katz will have the right to attend and observe meetings of the Board, subject to certain exceptions. Mr. Katz’s rights under the Board Observer Agreement will terminate upon the earliest of (i) at any time following the first anniversary of the Closing Mr. Katz, together with certain affiliates and related parties of Mr. Katz, no longer beneficially owning at least 5% of the shares of Zurn received by them in connection with the closing of Merger, (ii) Mr. Katz resigning in writing, or (iii) Mr. Katz’s death or disability.

The foregoing description of the Board Observer Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Board Observer Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Support Agreement

Following the execution and delivery of the Merger Agreement, but prior to the date hereof, Zurn entered into Support Agreements (the “Support Agreements”) with certain stockholders of Elkay (the “Support Stockholders”), solely in their respective capacities as Elkay stockholders. The Support Stockholders, together with their affiliated entities, beneficially own an aggregate of approximately 73% of the Elkay shares entitled to vote on the Merger. On the terms and subject to the conditions set forth in the Support Agreements, each Support Stockholder has agreed to vote all of its respective shares of outstanding stock of Elkay in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, and against any competing acquisition proposal.

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The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Support Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Standstill and Lock-Up Agreement

Concurrently with the execution and delivery of the Merger Agreement, certain stockholders of Elkay have entered into a Standstill and Lock-Up Agreement (the “Standstill Agreement”). Pursuant to the Standstill Agreement, each of certain stockholders of Elkay agreed, for a period of 18 months from the closing of the Merger, not to sell or transfer their shares of Zurn common stock, subject to certain exceptions. Such stockholders have also agreed, for a period of five years from the closing of the Merger, not to take certain actions with respect to potential change of control or related transactions or activities with respect to Zurn. Such stockholders, together with their affiliated entities, own an aggregate of approximately 76% of the Elkay shares being acquired in the merger.

The foregoing description of the Standstill Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Standstill Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filing of Zurn under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings.

On February 14, 2022, Zurn and Elkay issued a joint press release announcing the signing of the Merger Agreement. The press release is furnished as Exhibit 99.1 to this Current Report.

An Investor Presentation for use by Zurn with certain of its shareholders and other persons with respect to the Merger is furnished as Exhibit 99.2 to this Current Report.

Forward-Looking Statements

This communication contains certain “forward-looking statements” including statements regarding the anticipated timing and benefits of the pending combination of Zurn Water Solutions and Elkay Manufacturing Company (the “Transaction”). These forward-looking statements are based on our current expectations and beliefs, but there can be no assurance that these will be as anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These factors include, among others: the inability to complete the Transaction, including due to the failure to receive required security holder approvals or the failure of other closing conditions; the inability to recognize the anticipated benefits of the proposed Transaction; and costs related to the proposed Transaction. Except as required by law, we do not undertake any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information

In connection with the Transaction, Zurn intends to file a registration statement on Form S-4 with the Securities and Exchange Commission (“SEC”) that will include a proxy statement/prospectus relating to the Transaction. SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. A definitive proxy statement will be sent to stockholders of Zurn seeking approval of the Transaction. The documents relating to the Transaction (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge by contacting Zurn at 855-480-5050.

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No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

This communication is not a solicitation of a proxy from any security holder. Zurn, Elkay and their respective directors, executive officers, other members of management and employees may be deemed to be participants in the solicitation of proxies from Zurn’s stockholders in connection with the Transaction. Information regarding the names and interests in the proposed transaction of Zurn’s directors and officers is contained Zurn’s filings with the SEC. Additional information regarding the interests of potential participants in the solicitation process will also be included in the proxy statement/prospectus relating to the Transaction and other relevant documents when they are filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of February 12, 2022, by and among Zurn, Elkay, Merger Sub, and Elkay Interior Systems International, Inc.

10.1*	Board Observer Agreement, dated as of February 12, 2022, by and among Zurn and Ronald Katz

10.2*	Form of Support Agreement, dated as of February 13, 2022, by and among Zurn and the Support Stockholders

10.3*	Form of Standstill and Lock-Up Agreement, dated as of February 12, 2022, by and among Zurn, and the Elkay stockholders party thereto

99.1	Joint Press Release, dated as of February 14, 2022

99.2	Investor Presentation

104	Cover Page Inline XBRL data

*Schedules and exhibits to this Exhibit have been omitted in accordance with Regulation S-K Items 601(a)(5) and/or 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission on a confidential basis upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Zurn Water Solutions Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 14th day of February 2022.

ZURN WATER SOLUTIONS CORPORATION

By:	/s/ Todd A. Adams
Name:	Todd A. Adams
Title:	Chair of the Board and Chief Executive Officer